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                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in the Registration Statements (Nos. 33-35974, 33-48637, 333-02362, 333-02368, and 333-44587) of Syntellect,
Inc. on Form S-8 of our report dated February 9, 1996, except as to Note 20 which is dated March 14, 1996, relating to the consolidated statements of income, stockholders' equity, and cash flows of Pinnacle Investment Associates Inc. and subsidiary for the year ended December 31, 1995 (which are not presented separately therein) appearing in the Annual Report on Form 10-K of Syntellect, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 27, 1998

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The Board of Directors
Syntellect Inc.:

  We consent to incorporation by reference in the registration statements (No. 33-35974, 33-48637, 33-63642, 333-02362, 333-02368, 333-44587) on Form 10-K of
our report dated February 6, 1998, relating to the consolidated balance sheets of Syntellect Inc. and subsidiaries as of December 31, 1997, and 1996, and the related consolidated statements of earnings, retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related schedules, which report appears in the December 31, 1997, annual report on Form 10-K of Syntellect Inc.

KPMG Peat Marwick LLP

Atlanta, Georgia
March 24, 1998